UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020
Seelos Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-22245	87-0449967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Park Avenue, 12th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (646) 293-2100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SEEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Explanatory Note

On May 19, 2020, Seelos Therapeutics, Inc. (the "Company") filed a Current Report on Form 8-K (the "Original Form 8-K") reporting, among other things, the voting results of each proposal considered by the Company's stockholders at the Company's 2020 Annual Meeting of Stockholders (the "Meeting") held on May 15, 2020 and the filing of a Certificate of Amendment to the Company's Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada to increase the number of authorized shares of common stock, par value $0.001 per share ("Common Stock"), from 120,000,000 to 360,000,000. Subsequent to filing the Original Form 8-K, the Company recalculated the voting totals for the Meeting. This Amendment No. 1 to the Original Form 8-K amends the Original Form 8-K to (i) disclose the revised voting results for the proposals presented at the Meeting, (ii) disclose that the Company has filed a Certificate of Correction with the Secretary of State of the State of Nevada to restore the authorized number of shares of Common Stock to 120,000,000, and (iii) restate the remaining information included in the Original Form 8-K.

The foregoing description of the Certificate of Correction does not purport to be complete and is qualified in its entirety by reference to the complete text of the Certificate of Correction, which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 3.03    Material Modification to Rights of Security Holders.

On May 18, 2020, the Company filed with the Secretary of State of the State of Nevada a Certificate of Amendment to increase the authorized number of shares of Common Stock from 120,000,000 to 360,000,000 (the "Certificate of Amendment"). The Certificate of Amendment was filed on the basis that Proposal No. 6 described in Item 5.07 below was approved by the Company's stockholders at the Meeting. The Company subsequently determined that Proposal No. 6 was not approved. On May 20, 2020, the Company filed a Certificate of Correction of the Certificate of Amendment with the Secretary of State of the State of Nevada to correct the prior Certificate of Amendment to state that the correct number of authorized shares of Common Stock of the Company is 120,000,000. In the interim, no shares of Common Stock were issued by the Company in excess of the Company's 120,000,000 authorized shares of Common Stock.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 15, 2020, the Company held the Meeting. At the Meeting, a total of 32,476,580 shares, or 73.8% of the Company's Common Stock issued and outstanding as of the record date, were represented virtually or by proxy.

At the Meeting, the Company's stockholders considered six proposals, each of which is described in more detail in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 13, 2020.

Set forth below is a brief description of each matter voted upon at the Meeting and the preliminary voting results with respect to each matter. The preliminary voting results set forth below are subject to change. If these results change, the Company will file an amendment to this Current Report on Form 8-K to disclose the final results within four business days after they are known. As reflected, Proposal No. 1, 2, 3, 4 and 5 were approved, and Proposal No. 6 was not approved.

Proposal No. 1: To elect one Class III director, Richard W. Pascoe, nominated by the Company's Board of Directors, to serve until the 2023 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Richard W. Pascoe	15,814,395	2,822,530	13,839,655

Proposal No. 2: To ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020.

For	Against	Abstentions
31,638,737	531,947	305,896

Proposal No. 3: To approve the Company's 2020 Employee Stock Purchase Plan.

For	Against	Abstentions	Broker Non-Votes
15,515,720	2,801,099	320,106	13,839,655

Proposal No. 4:  To approve an amendment to the Company's Amended and Restated 2012 Stock Long Term Incentive Plan to increase the number of shares authorized for issuance thereunder by 6,500,000 shares.

For	Against	Abstentions	Broker Non-Votes
14,023,724	4,181,269	431,932	13,839,655

Proposal No. 5: To conduct an advisory (non-binding) vote on executive compensation.

For	Against	Abstentions	Broker Non-Votes
15,494,676	2,091,402	1,050,847	13,839,655

Proposal No. 6:  To approve an amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.001 per share, to a total of 360,000,000.

For	Against	Abstentions	Broker Non-Votes
14,206,537	3,624,622	805,766	13,839,655

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Correction of the Certificate of Amendment to the Amended and Restated Articles of Incorporation of Seelos Therapeutics, Inc., filed May 20, 2020.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Seelos Therapeutics, Inc.

Date: May 20, 2020	By:	/s/ Raj Mehra, Ph.D.
Name: Raj Mehra, Ph.D.
Title: Chief Executive Officer, President and Interim Chief Financial Officer